UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2008

PHYSICIANS FORMULA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33142 (Commission File Number)	23-0340099 (IRS Employer Identification No.)

1055 West 8 th Street Azusa, California 91702 (Address of principal executive offices, including Zip Code)

(626) 334-3395 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2008, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Physicians Formula Holdings, Inc. (the “Company”) approved, and on May 6, 2008, Physicians Formula, Inc., a subsidiary of the Company, entered into amended and restated employment agreements (the “Amended Employment Agreements”) with each of the Company’s named executive officers, Ingrid Jackel, Chief Executive Officer, Jeffrey P. Rogers, President, and Joseph J. Jaeger, Chief Financial Officer. The Amended Employment Agreements were entered into in order to modify the severance benefits in the previously existing employment agreements of the executive officers. Under the Amended Employment Agreements, if named executive officer’s employment is terminated without Cause (as defined in the Amended Employment Agreements), then the executive officer will be entitled to (a) receive his or her then-existing base salary for 24 months from the date his or her employment is terminated  (the “Severance Period”), (b) continued use of a Company car during the Severance Period, (c) participate in the Company’s benefit plans during the Severance Period and (d) receive a pro-rated portion of the named executive officer’s target annual bonus for the year in which employment terminated. If the named executive officer is terminated within one year following a Change in Control (as defined in the Amended Employment Agreements), the named executive officer will be entitled to receive, in lieu of the benefit described in clause (d) above, the greater of (1) a pro-rated portion of the annual bonus the named executive officer would have received through the date of the Change in Control, and (2) a pro-rated portion of the named executive officer’s target annual bonus for the year in which employment terminated.

On May 2, 2008, the Compensation Committee also approved the form of Performance Award for 2008 for the named executive officers which provides for a target cash bonus award of 50% of each named executive officer’s base salary and a maximum award of 100% of each named executive officer’s base salary for 2008. Target and maximum awards will be calculated as follows: 40% of the bonus will be based on the attainment of adjusted earnings before interest, taxes, depreciation and amortization; 40% of the bonus will be based on the attainment of net sales; and 20% of the bonus will be based on a discretionary performance evaluation.

In addition, the Compensation Committee approved amendments to the Physicians Formula Holdings, Inc. 2006 Equity Incentive Plan (the “2006 Plan”) to permit payment of performance awards in cash even if the participant is not employed by the Company at the end of the performance period, and to make a technical amendment to comply with Section 409A of the Internal Revenue Code.

Each of the foregoing descriptions of the Amended Employment Agreements, form of Performance Awards for 2008 and the amendments to the 2006 Plan is qualified by reference to the Amended Employment Agreements, the form of Performance Award for 2008 and the 2006 Plan, as amended, respectively, copies of which are filed as Exhibits 10.1 through 10.5, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Amended and Restated Employment Agreement, dated as of May 6, 2008, by and between Physicians Formula, Inc. and Ingrid Jackel.
Exhibit 10.2	Amended and Restated Employment Agreement, dated as of May 6, 2008, by and between Physicians Formula, Inc. and Jeffrey P. Rogers.
Exhibit 10.3	Amended and Restated Employment Agreement, dated as of May 6, 2008, by and between Physicians Formula, Inc. and Joseph J. Jaeger.
Exhibit 10.4	Form of Performance Award for 2008.
Exhibit 10.5	Physicians Formula Holdings, Inc. Amended and Restated 2006 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHYSICIANS FORMULA HOLDINGS, INC.

Date: May 7, 2008	/s/ JOSEPH J. JAEGER
	Name:	Joseph J. Jaeger
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Amended and Restated Employment Agreement, dated as of May 6, 2008, by and between Physicians Formula, Inc. and Ingrid Jackel.
Exhibit 10.2	Amended and Restated Employment Agreement, dated as of May 6, 2008, by and between Physicians Formula, Inc. and Jeffrey P. Rogers.
Exhibit 10.3	Amended and Restated Employment Agreement, dated as of May 6, 2008, by and between Physicians Formula, Inc. and Joseph J. Jaeger.
Exhibit 10.4	Form of Performance Award for 2008.
Exhibit 10.5	Physicians Formula Holdings, Inc. Amended and Restated 2006 Equity Incentive Plan.